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                                                                  EXHIBIT T3E(7)

                           LETTER TO DTC PARTICIPANTS
                            SOUTHWEST ROYALTIES, INC.

                                OFFER TO EXCHANGE
                WITH RESPECT TO ITS 10 1/2% SENIOR NOTES DUE 2004
                            AND CONSENT SOLICITATION

THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK, NEW YORK TIME, ON APRIL 1, 2002 OR SUCH OTHER DATE AS MAY BE ANNOUNCED (THE "EXPIRATION DATE").

                                                              ____________, 2002

To DTC participants, including Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         Southwest Royalties, Inc., a Delaware corporation ("Southwest"), is offering to exchange (the "Exchange Offer") $60 million aggregate principal amount of its 10 1/2% Senior Secured Notes due 2004 (the "New Notes") and 900,000 shares of its Class A common stock, $.01 par value per share (the "Class A Common Shares" and, together with the New Notes, the "Exchange Consideration"), for at least $115 million (the "Minimum Tender") of its issued and outstanding 10 1/2% Senior Notes due 2004 (the "Original Notes") from the registered holders thereof (the "Holders"). The Exchange Offer is made upon the terms of and subject to the conditions set forth in the Offer to Exchange and Consent Solicitation Statement dated March 4, 2002, including accompanying exhibits (the "Statement") and the Consent and Letter of Transmittal. The terms of the New Notes are discussed under the "The Exchange -- Terms of the New Notes" in the Statement and the terms of the Class A Common Shares are discussed in further detail under "The Exchange -- Terms of the Class A Common Shares" in the Statement. If and when the Exchange Offer is consummated, the New Notes will be issued pursuant to, and will be entitled to the benefits of, an Indenture (the "New Indenture"), to be dated the Exchange Date, between Southwest and Wilmington Trust Company, as trustee for the holders of the New Notes (the "New Trustee").

         Concurrently with the Exchange Offer, we are also soliciting consents (the "Consent Solicitation") from the Holders (a) to amend certain provisions of the Indenture dated October 14, 1997, between Southwest, Southwest Royalties Holdings, Inc. ("SRH"), as parent guarantor, and State Street Bank and Trust Company, N.A. (the "Original Trustee"), as trustee for the Holders, pursuant to which the Original Notes were issued (the "Original Indenture"), by approving and adopting a supplemental indenture, which will contain such amendments; (b) to waive certain provisions of the pledge agreement dated October 14, 1997, by and between SRH and the Original Trustee (the "Pledge Agreement"); and (c) to approve an amended and restated



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pledge agreement that will contain certain amendments to the Pledge Agreement
(collectively, the waivers and amendments described above are the "Consents"). Moreover, the execution of the Consent and Letter of Transmittal will also confer upon Wilmington Trust Company, as depositary ("Depositary"), a power of attorney to execute any instrument which Southwest may deem necessary or advisable to accomplish the purpose of the Exchange Offer now or in the future, including, but not limited to, the Note Exchange Agreement, the Collateral Trust and Intercreditor Agreement and the Stockholders Agreement (the "Power of Attorney").

         In the event Southwest receives more than the Minimum Tender, the Exchange Consideration will not be proportionately increased upon receipt of such additional Original Notes in connection with the Exchange. Thus, in the event Southwest receives the Minimum Tender, for each $1,000,000 principal amount of Original Notes tendered, the Holders will receive $521,740 principal amount of New Notes and 7,826 shares of Class A Common Shares. If, however, the Holders tender all of the Original Notes outstanding, which equal $123.685 million in principal, then for each $1,000,000 principal amount tendered the Holders will receive $485,100 principal amount of New Notes and 7,276 shares of Class A Common Shares.

         For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

         1. The Offer to Exchange and Consent Solicitation Statement, including exhibits;

         2. The Consent and Letter of Transmittal, including a Notice of Guaranteed Delivery, to be used to accept the Exchange Offer and Consent Solicitation if Original Notes (or the book-entry transfer of such Original Notes), Consents, Powers of Attorney and all other required documents cannot be delivered to the Depositary by the Expiration Date; and

         3. A form of letter which may be sent to your clients for whose accounts you hold Original Notes in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offer and Consent Solicitation.

         Pursuant to authority granted by DTC, any DTC participant whose name appears on a security position listing it as owner of the Original Notes and that has Original Notes credited to its DTC account (and thereby held of record by DTC's nominee) (a "DTC Participant") may directly tender such Original Notes and deliver Consents and Powers of Attorney with respect thereto as if it were the registered Holder of such Original Notes, and references herein to registered or record Holders shall include DTC Participants. To effectively tender Original Notes, DTC Participants must (i) deliver certificates representing such Original Notes to the Depositary or, in lieu of tendering Original Notes in physical form, electronically tender their Original Notes through DTC's ATOP, for which the transaction will be eligible; (ii) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Consent and Letter of Transmittal and deliver it to the Depositary and (iii) complete and deliver any other documents required by the Instructions to the Consent and Letter of Transmittal and this Statement to the Depositary at its address set forth on the back page of this Statement. ALTHOUGH A DTC PARTICIPANT MAY TENDER



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ORIGINAL NOTES ELECTRONICALLY THROUGH ATOP, DTC PARTICIPANTS STILL MUST
PHYSICALLY COMPLETE, SIGN AND DELIVER THE CONSENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY. CONSENTS AND POWERS OF ATTORNEY CANNOT BE DELIVERED THROUGH ATOP. If a DTC Participant tenders through ATOP, DTC will then verify the tender of the Original Notes and send an Agent's Message to the Depositary for its acceptance. A DTC Participant who desires to tender Original Notes and who cannot comply with the procedures set forth herein for tender on a timely basis must comply with the procedures for guaranteed delivery set forth in the Statement and the Consent and Letter of Transmittal.

         Please note, in addition to instructing you to tender Original Notes on their behalf and to deliver the accompanying Consents, the beneficial owner must also confer upon you a power of attorney that expressly appoints you the beneficial owner's true and lawful agent and attorney-in-fact and grants you the power to confer upon the Depositary the necessary Power of Attorney. The form letter to your clients that is enclosed herewith includes a page entitled "Instructions with Respect to the Exchange Offer and Consent Solicitation." This page contains all the necessary power of attorney language, and, once properly completed and executed by the beneficial owner and returned to you, will authorize you to take all actions necessary to accept the Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK, NEW YORK TIME, ON APRIL 1, 2002 UNLESS EXTENDED.

         IMPORTANT: THE CONSENT AND LETTER OF TRANSMITTAL MUST BE COMPLETED AND DELIVERED TO THE DEPOSITARY BY ALL HOLDERS THAT TENDER ORIGINAL NOTES IN THE
                               ---
OFFER. EVEN IF A HOLDER TENDERS ORIGINAL NOTES VIA DTC'S ATOP, SUCH HOLDER STILL MUST COMPLETE AND DELIVER THE CONSENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY. HENCE, TO VALIDLY TENDER ORIGINAL NOTES, DELIVER CONSENTS AND CONFER POWER OF ATTORNEY, ORIGINAL NOTES (IN PHYSICIAL FORM OR THROUGH BOOK-ENTRY DELIVERY PROCEDURES), A COMPLETED AND SIGNED CONSENT AND LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

         Southwest will promptly, upon receipt of a properly documented invoice, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and customary out-of-pocket mailing and handling expenses incurred by them in forwarding material to their customers. Southwest will pay or cause to be paid all transfer taxes, if any, with respect to the transfer of any Original Notes to it pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Consent and Letter of Transmittal.

                  Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation or the procedures required to tender your Original Notes, deliver Consents and confer the Power of Attorney should be addressed to, and additional copies of the enclosed materials may be obtained from Wilmington Trust Company at the address and telephone number listed on the back page of the Consent and Letter of Transmittal. Questions may also be



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directed to J. Steven Person, Executive Vice President of Southwest, by writing to him at 407 N. Big Spring Street, Midland, Texas 79701, or by phoning him at
(915) 686-9927.

                                          Very truly yours,





                                          Southwest Royalties, Inc.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU, OR ANY PERSON, THE AGENT OF SOUTHWEST, THE ORIGINAL TRUSTEE, THE NEW TRUSTEE, THE DEPOSITARY, OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT OR THE CONSENT AND LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.